EXHIBIT 10.2

                                    CONTRACT

         This agreement, made and entered into this 14th day of November 1999 by and between BSC, Inc. of 450 Old Vine Street, Lexington, Kentucky, hereinafter referred to as BSC and First Security Bank of Lexington, KY, hereinafter referred to as First Security Bank.

                                   WITNESSETH:

         That for good and valuable consideration, the same being the mutual covenants contained herein BSC and First Security Bank agree and contract as follows:

1.       DESCRIPTION OF SYSTEM

         BSC will provide "on-line" data processing service to First Security Bank in Lexington, using the Comprehensive Banking System (CBS) software of Orlando, Florida. The software modules included in this system are:

         a. Common File Subsystem - A single, real-time, on-line parameter file which controls all processing.
         b. Customer Information File Subsystem - A centralized file which automatically tracks and correlates all of a customer's banking relationships.
         c. Proof of Deposit Subsystem - A central point of distribution and control for all monetary transactions.
         d. Transactions Subsystem - An integrated deposit system which handles the processing of all transaction-based deposit products, including Checking, Regular Savings, Club, NOW, Money Market, etc.

         e. Loan Subsystem - A combined system which supports the automated processing of Real Estate, Commercial, and Consumer Lending operation.
         f. Time Subsystem - A system for processing all investment or term-deposit accounts including CD, TDOA, IRA, SEP, Keogh accounts, Repurchase Agreements, etc.

         g. General Ledger Subsystem - An integrated accounting and financial control system designed to support the detailed information requirements of the entire organization.

2.       DESCRIPTION OF SERVICES

         The service provided by BSC will also include the following features:

         a. First Security Bank or BSC entry, update, and retrieval (by authorized employees)of data stored in a central processing unit located on BSC premises through the use of display stations and printer located at First Security Bank.

         b. An average response time for "on-line" users at First Security Bank display stations not to exceed eight seconds.
         c. Access to the system during all work days and regular work hours of First Security Bank.
         d. The daily capture of the proof and transit items with transmission of all data needed to update the subsystems.


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         e.       The ability to process  data in  batches,  if desired by First
                  Security Bank personnel, and to have high volume output, such as transaction listings and master listings, printed at BSC and delivered to First Security Bank on an emergency basis.

         f. The utilization of data base management concepts and techniques built into the system software operating on the central processing unit.
         g. The maintenance of BSC's standard backup and recovery procedures which
                  1) provide for off-site storage of backup versions of
                     data files and programs,
                  2) ensure proper control of the status of data files and
                     their activity since last backup,
                  3) provide for alternative location availability for
                     operation in emergency situations, and
                  4) activate  reconstruction  procedures  for data lost through hardware or software malfunction, operator error, or other unforeseen destruction.

3.       DESCRIPTION OF HARDWARE

         The hardware BSC will use in order to provide this service will include the following:

         a.   Located at BSC
              1) Central processing unit with magnetic disk, diskette and tape storage,
              2)  Multiple display stations,
              3)  Line printers,
              4)  One digital service unit
         b. Located at First Security Bank, Lexington, KY 1) One on-line display stations and/or PC emulation cards, 2) One system printer,
              3) One communication controller with Ethernet connection, 4) One digital service unit.

         c.   Communication line between BSC and First Security Bank.



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4.       MAINTENANCE

         BSC will at its expense, maintain all equipment furnished to First Security Bank in good and proper working order with any necessary maintenance and repair performed in a timely fashion. In the event that repair of equipment named herein is necessary and the loss of use of said equipment during repair causes hardship to First Security Bank, BSC will furnish similar equipment on loan until the original equipment is restored to proper working order.

5.       COURIER SERVICE

         First Security Bank shall provide for all courier service.

6.       FEE SCHEDULE

         The monthly fee that First Security Bank agrees to pay BSC for the performance of the above services will be $4,000.00 for the first twelve months and $6,000.00 for the remaining months of the contract, such monthly fee to become due and payable by the tenth of the month following services rendered.

7.       TRAINING SERVICES

         Additional training services may be performed either at First Security Bank or at BSC, for a fee of $400.00 per day. Training necessitated by new releases or updates by the CBS software vendor are excluded from any additional charges.

8.       ADDITIONAL PROGRAMMING SERVICES

         Programming service for major modifications or major additions to the above system after their installation shall be performed for a contracted fee not to exceed $60.00 per hour at the time such modifications or additions are defined.

9.       DURATION AND TERMINATION

         The period of this contract shall be for twenty four (24) consecutive months beginning with the date of this contract.

10.      INSURANCE

         BSC is covered under the standard business policy which includes errors and omission coverage with a liability limit of $1,000,000.00 and blanket employee dishonesty protection with a liability limit of $100,000.00.

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11.      YEAR 2000

         BSC certifies that the CBS software system used by BSC will be Year 2000 compliant and will operate with no disruption to First Security Bank's business after December 31, 1999.

12.      AUDITS

         BSC will provide First Security Bank, on an annual basis, a copy of the current year financial and operation audits conducted by BSC's independent third party CPA or CPA firm.

13.      PROPRIETARY NATURE OF DATA

         It is agreed that all data and information furnished to BSC by First Security Bank are to be regarded by the parties as confidential and are to be held in confidence and safekeeping by BSC for the sole use of First Security Bank.

14.      LIMITATION OF LIABILITY

         BSC agrees to use due care in processing First Security Bank work, which care shall conform to proper data processing standards. BSC shall be responsible for correcting any errors which are due to machine malfunctions or programming error, provided that such errors are reported to BSC within 60 days of receipt of information by First Security Bank.

15. This contract, and written amendments thereto, contain all the terms and conditions agreed upon by the parties hereto, and no other agreement, oral or otherwise, regarding the subject matter of this contract shall be deemed to exist or to bind any of the parties hereto. All previous communications, representations, warranties, promises, conditions, or agreements of any kind or nature whatsoever shall not be binding upon the parties unless incorporated into this contract directly or by reference. This contract covers and includes the entire agreement between the parties.

16. This contract shall be governed by the laws of the Commonwealth of Kentucky both as to interpretation and performance.



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         IN WITNESS  WHEREOF,  the  parties  hereto,  individually  and by their respective and duly authorized officers, have hereunto set their name.

                                            BSC, INC.


                                            By:  /s/Michael A. Hurter

DATE:  11-14-99

                                            First Security Bank
                                            Lexington, Kentucky

                                            By:  /s/ Julian E. Beard
                                                     President

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